Exhibit 23.3

Jingtian & Gongcheng
Attorneys at Law
Company Logo

15th Floor, The Union Plaza, 20 Chaoyangmenwai Dajie, Beijing 100020
Telephone (86-10) 6588 2200   Facsimile: (86-10) 6588-2211

March 10, 2004

China Yuchai International Limited
16 Raffles Quay #26-00
Hong Leong Building
Singapore 048581

RE: China Yuchai International Limited (“CYI”)

Ladies and Gentlemen:

     As the Chinese legal counsel to CYI in connection with the Registration Statement on Form F-3 of CYI (the “Registration Statement”), we hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and to the reference to us under the headings of “Legal Matters” and “Enforceability of Civil Liabilities “in the Prospectus, which is a part of such Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Jingtian & Gongcheng Jingtian & Gongcheng